SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           Closure Medical Corporation
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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            the filing fee is calculated and state how it was determined):


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[   ]   Fee paid previously with preliminary materials.
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        paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:
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        (4)    Date Filed:
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                         -------------------------------

                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 8, 1999
                         -------------------------------


To Our Stockholders:

        Notice is hereby given that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of CLOSURE MEDICAL CORPORATION (the "Company") will be held on June 8, 1999 at 9:00 a.m., local time, at the Holiday Inn at Raleigh-Durham Airport, I-40 and New Page Road, Research Triangle Park, North Carolina, for the following purposes:

        1. To elect two Class III directors to the Board of Directors, each to serve a three-year term or until the election and qualification of his successor;

        2. To approve and adopt an amendment to the Company's Amended and Restated 1996 Equity Compensation Plan (the "Equity Compensation Plan") to increase the amount of shares issuable annually to any individual under the Equity Compensation Plan;

        3. To approve and adopt the Closure Medical Corporation 1999 Employee Stock Purchase Plan; and

        4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Only stockholders of record as of the close of business on April 27, 1999 will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. A list of stockholders of the Company as of the close of business on April 27, 1999 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 5250 Greens Dairy Road, Raleigh, North Carolina.

                                   By Order of the Board of Directors,


                                   J. Blount Swain
                                   Secretary


April 30, 1999



        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           CLOSURE MEDICAL CORPORATION
                             5250 Greens Dairy Road
                                Raleigh, NC 27616

                         -------------------------------
                                 PROXY STATEMENT
                                       FOR
                       1999 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 8, 1999
                         -------------------------------


        This Proxy Statement is being furnished to the stockholders of Closure Medical Corporation (the "Company") in connection with the Annual Meeting of Stockholders of the Company to be held on June 8, 1999 and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed Proxy Card are being mailed to stockholders on or about April 30, 1999.

        The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal interviews and other methods of communication.

        The Annual Report to Stockholders for the fiscal year ended December 31, 1998, including financial statements and other information with respect to the Company, is being mailed to stockholders with this Proxy Statement but does not constitute a part of this Proxy Statement.


                              VOTING AT THE MEETING

RECORD DATE; VOTE REQUIRED; PROXIES

        Only stockholders of record at the close of business on April 27, 1999 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof. As of that date, the Company had outstanding 13,309,809 shares of Common Stock, par value $.01 per share ("Common Stock"). The holders of a majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder's name.

        The shares of Common Stock represented by each properly executed Proxy Card will be voted at the Annual Meeting in the manner directed therein by the stockholder signing such Proxy Card. The Proxy Card provides spaces for a stockholder to vote in favor of or withhold authority to vote for each nominee for the Board of Directors, and to vote for or against or to abstain from voting with respect to the proposal to approve and adopt the amendment to the Company's Amended and Restated 1996 Equity Compensation Plan (the "Equity Compensation Plan") to increase the amount of shares issuable annually to any individual under the Equity Compensation Plan (the "Equity Compensation Plan Amendment") and the proposal to approve and adopt the Company's 1999 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan").

        Except for the election of directors, for which a plurality of the votes cast is required, and except as otherwise required by law or provided in the Company's Restated Certificate of Incorporation, as amended, and By-Laws, the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required to approve and adopt the Equity Compensation Plan Amendment and to approve and adopt the Employee Stock Purchase Plan or to take action with respect to any other matter that may properly be brought before the Annual Meeting.

        With regard to the election of directors, votes may be cast in favor of or withheld from any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may be specified on the proposals to approve and adopt the Equity Compensation Plan Amendment and the Employee Stock Purchase Plan (but not for the election of directors). An abstention will be considered present and entitled to vote at the Annual Meeting, but will not be counted as a vote cast in the affirmative. An abstention on the proposal to approve and adopt the Equity Compensation Plan Amendment or the proposal to approve and adopt the Employee Stock Purchase Plan will have the effect of a negative vote because each of these proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote to be approved by the stockholders.

        Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. The Company believes that brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors; however, the Company believes that brokers are not entitled to vote such shares with respect to the proposal to approve and adopt the Equity Compensation Plan Amendment and the proposal to approve and adopt the Employee Stock Purchase Plan. A failure by brokers to vote these shares will have no effect on the outcome of the election of directors, the proposal to approve and adopt the Equity Compensation Plan Amendment or the proposal to approve and adopt the Employee Stock Purchase Plan.

        If a signed Proxy Card is returned and the stockholder has given no direction with respect to a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board of Directors. Execution and return of the enclosed Proxy Card will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of April 7, 1999 by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the executive officers named in the Summary Compensation Table, (iii) each of the Company's directors (including the nominees) and (iv) all directors and executive officers of the Company as a group:

----------------------------------------------------------------------------
                                                          SHARES
                                                    BENEFICIALLY OWNED (1)
----------------------------------------------------------------------------
NAME OF BENEFICIAL OWNER                          NUMBER             PERCENT
----------------------------------------------------------------------------
F. William Schmidt (2)(3).....................   3,134,326            23.5%
Rolf D. Schmidt (3)(4)........................   3,107,426            23.3%
Robert V. Toni (3)(5).........................     702,920             5.3%
Jeffrey G. Clark (3)..........................     476,180             3.6%
J. Blount Swain (3)...........................     464,540             3.5%
Joe B. Barefoot (3)(6)........................     353,632             2.7%
Dennis C. Carey (3)(7)........................      53,115                *
Randy H. Thurman (3)..........................      45,595                *
Richard W. Miller (3).........................      28,253                *
Ronald A. Ahrens (3).........................       13,032                *
William M. Cotter (3).........................       8,000                *
All directors and executive officers as a
group (13 persons) (8)........................   7,872,207            57.7%

* Less than 1%.

(1) Nature of ownership consists of sole voting and investment power unless otherwise indicated. Includes shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 7, 1999.
(2) The address of the stockholder is 534 Ridge Avenue, Ephrata, PA 17522. Includes (a) 2,246,945 shares held by Triangle Partners, L.P., a limited partnership of which F. William Schmidt is the sole general partner, for which shares he is deemed to have sole voting and investment power; (b) 539,912 shares held by OMI Partners, L.P., a limited partnership of which
     F. William Schmidt and Rolf D. Schmidt are the sole general partners, for which shares they are deemed to share voting and investment power; and (c) 50,000 shares held by F. William Schmidt's spouse, for which shares he disclaims beneficial ownership.
(3) Except as otherwise noted in footnote (2) or footnote (4), the address of the stockholder is c/o Closure Medical Corporation, 5250 Greens Dairy Road, Raleigh, NC 27616. Includes the following shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 7, 1999: F. William Schmidt--18,595; Rolf D. Schmidt--18,595; Robert V. Toni--53,280; Jeffrey G. Clark--32,080; J. Blount Swain--34,440; Joe B. Barefoot--24,368; Dennis C. Carey--43,595; Randy H. Thurman--43,595; Richard W. Miller--28,253; Ronald A. Ahrens--13,032; and William M. Cotter--8,000.

(4) The address of the stockholder is 205 Sweitzer Road, Sinking Spring, PA 19608. Includes (a) 2,228,945 shares held by Cacoosing Partners, L.P., a limited partnership of which Rolf D. Schmidt is the sole general partner, for which shares he is deemed to have sole voting and investment power; (b) 539,912 shares held by OMI Partners, L.P., a limited partnership of which Rolf D. Schmidt and F. William Schmidt are the sole general partners, for which shares they are deemed to share voting and investment power; and (c) 140,000 shares owned jointly by Rolf D. Schmidt and his spouse, for which shares he is deemed to share voting and investment power.
(5) Includes 20,000 shares held by Mr. Toni's spouse, for which shares he disclaims beneficial ownership.
(6) Includes 3,464 shares held by Mr. Barefoot's spouse, for which shares he disclaims beneficial ownership.
(7) Includes 1,500 shares owned jointly by Mr. Carey and his spouse, for which shares he is deemed to share voting and investment power.
(8) See footnotes (2), (4), (5), (6) and (7) above. Includes 341,833 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 7, 1999.

                          MATTERS CONCERNING DIRECTORS

ELECTION OF DIRECTORS

        The Company's Board of Directors is divided into three classes. Members of one class are elected each year to serve a three-year term until their successors have been elected and qualified or until their earlier resignation or removal.

        The Board of Directors has nominated Randy H. Thurman and Robert V. Toni for election as Class III directors. The nominees are presently directors of the Company whose terms expire at the Annual Meeting.

        The nominees have consented to be named and to serve if elected. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes each nominee will be able to serve as a director; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors, or the Board of Directors may decide to reduce the number of directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

        Set forth below is certain information with respect to each nominee for director and each other person currently serving as a director of the Company whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at the request of the Company.

        Class III--Nominees for Terms Continuing until 2002

        RANDY H. THURMAN, age 49, has served as a director of the Company since May 1996. Mr. Thurman is founder and Chief Executive Officer of Strategic Reserves, LLC (TM), a healthcare technology consulting and investment company. From 1993 to 1996, Mr. Thurman was Chairman and CEO of Corning Life Sciences, a wholly-owned subsidiary of Corning Inc. which specialized in pharmaceutical testing, clinical diagnostics and disease state management. From 1985 to 1993, Mr. Thurman was an executive with Rhone-Poulenc Rorer, most recently as President and a director. Mr. Thurman has an M.A. degree from Webster University and a B.A. degree from Virginia Polytechnic Institute. Mr. Thurman serves as Chairman of the board of directors of both Enzon, Inc. and UCTi, Inc. and is on the board of Delta Food Group.

        ROBERT V. TONI, age 58, has served as President and Chief Executive Officer of the Company since June 1994 and as a director of the Company since February 1996. From 1989 to 1994, Mr. Toni was General Manager and Vice President of Sales and Marketing for IOLAB Corporation, a Johnson & Johnson company that marketed and manufactured surgical devices, equipment and pharmaceuticals for the ophthalmic market. From 1987 to 1989, he served as President of Cooper Vision-CILCO, and also served as its Executive Vice President of Operations and Chief Financial Officer from 1984 to 1987. Mr. Toni holds a B.S. degree in Finance from Iona College.

        Class I--Directors with Terms Continuing until 2000

        DENNIS C. CAREY, PH.D., age 49, has served as a director of the Company since May 1996. Mr. Carey serves as Vice Chairman of Spencer Stuart US, an executive search firm, and has overseen the firm's board consulting practice since 1988. Prior to joining Spencer Stuart, he served as a National Practice Director for The Hay Group, a global compensation firm, and was Secretary of Labor to former Governor Pierre S. duPont, IV of Delaware. Mr. Carey holds a Ph.D. in finance and administration from the University of Maryland. He was a co-founder of The Director's Institute at The Wharton School of the University of Pennsylvania and serves on its board of directors.

        F. WILLIAM SCHMIDT, age 59, a co-founder of the Company in 1990, has served as a director of the Company since February 1996. Mr. Schmidt co-founded Sharpoint, Inc. with his brother, Rolf D. Schmidt, and completed the design work on production and manufacturing equipment that led to product development within that company. In 1986, a significant portion of the business of Sharpoint, Inc. was sold to its primary distributor, Alcon Laboratories, Inc. In 1991, the remainder of such business was sold to a management group. Since 1990, Mr. Schmidt has primarily invested in and devoted substantial time and attention to healthcare-related entities, including the Company.

        Class II--Directors with Terms Continuing until 2001

        RONALD A. AHRENS, age 59, has served as a director of the Company since January 1, 1999. Mr. Ahrens has been an advisor to Merck & Company, Inc. since 1995, where he retired as President of Merck Consumer Healthcare Group Worldwide in 1995 and previously served as Executive Vice President of Merck Consumer Healthcare Group International. From 1985 to 1990, Mr. Ahrens was Consumer Group President, North America of Bristol-Myers Squibb and previously was President of Bristol Myers Products Division. Prior to 1985, he held senior management and sales and marketing positions with Richardson Vicks, Bristol-Myers Squibb and Procter and Gamble. Mr. Ahrens has a B.A. degree and an M.A. degree from Concordia College.

        RICHARD W. MILLER, age 58, has served as a director of the Company since August 1997. From 1993 to 1997, he served as Senior Executive Vice President and Chief Financial Officer of AT&T. Previously, he was Chief Executive Officer of Wang Laboratories from 1989 to 1993, and prior to that, he held executive positions at General Electric Company and RCA. Currently, Mr. Miller advises companies and serves on the boards of directors of Avalon Properties, Inc. and SBA Communications Corporation. Mr. Miller holds an M.B.A. from Harvard Business School and a B.B.A. degree in Economics from Case Western Reserve University.

        ROLF D. SCHMIDT, age 66, a co-founder of the Company in 1990, has served as Chairman of the Board of Directors of the Company since February 1996. Mr. Schmidt has served as Chief Executive Officer and Chairman of Performance Sports Apparel, Inc. since 1995. In 1986, a significant portion of the business of Sharpoint, Inc., a developer and manufacturer of surgical needles and sutures co-founded by Mr. Schmidt and his brother, F. William Schmidt, was sold to its primary distributor, Alcon Laboratories, Inc. In 1991, the remainder of such business was sold to a management group. Since 1990, Mr. Schmidt has invested primarily in and devoted substantial time and attention to healthcare-related entities, including the Company.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors has standing Executive, Audit and Compensation Committees. During fiscal year 1998, the Board of Directors held six meetings, the Audit Committee held two meetings and the Compensation Committee held one meeting. There were no meetings held by the Executive Committee during 1998. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors held during the period for which he was a director and the meetings of the committee or committees on which he served during such period.

        The Executive Committee, to the extent permitted under Delaware law, may exercise, with certain exceptions, all of the power and authority of the Board of Directors in the management of the business and affairs of the Company. The Executive Committee is intended to serve in the event action must be taken by the board at a time when convening the entire board is not feasible. The Audit Committee is responsible for recommending to the Board of Directors the engagement of the independent auditors of the Company, for reviewing with the independent auditors the scope and results of the audits, and for reviewing the accounting controls, operating, capital and research and development budgets and other financial matters of the Company. The Compensation Committee is responsible for reviewing and approving compensation arrangements for the officers of the Company and other compensation matters generally, for recommending to the Board of Directors the compensation of the Company's chief executive officer and non-employee directors, for establishing incentive compensation or bonus plans and for evaluating board performance and recommending nominees for election as directors.

        On February 26, 1998, the Board of Directors of the Company established a Stock Option Subcommittee of the Compensation Committee to determine grants under and administer the Equity Compensation Plan. Prior to that time, the Compensation Committee was responsible for determining grants under and administering the Equity Compensation Plan.

        The current members of the Executive Committee are Messrs. Rolf D. Schmidt (Chair), Thurman and Toni; of the Audit Committee, Messrs. Miller and Thurman (Chair); and of the Compensation Committee, Messrs. Carey (Chair), Thurman and F. William Schmidt. Messrs. Thurman and Carey comprise the Stock Option Subcommittee of the Compensation Committee.

DIRECTOR COMPENSATION

        Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Non-employee directors of the Company currently receive annual compensation of $24,000 and $1,500 for each meeting of the Board of Directors attended in person or participated in telephonically. In addition, pursuant to the Equity Compensation Plan, each non-employee director receives a one-time grant of options to purchase 25,000 shares of Common Stock upon election to the Board of Directors, and each non-employee director in office immediately before and after the annual election of directors receives options to purchase 7,500 shares of Common Stock. Under the Equity Compensation Plan, non-employee directors also may elect to receive options in lieu of all or part of their annual compensation for serving on the Board of Directors by making an election at or prior to the annual meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        F. William Schmidt, a member of the Compensation Committee, was a party to a transaction with the Company in 1998. See "Certain Transactions." Mr. Schmidt is not a member of the Stock Option Subcommittee of the Compensation Committee.

SHARE OWNERSHIP GUIDELINE

        In 1997, the Board of Directors adopted the following guideline for Company stock ownership by non-employee directors: each non-employee director should own shares of Common Stock of the Company with a value, at any time within two years after such director joins the Board of Directors and at the greater of cost or market value, equal to $100,000.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

        Article Two of the Company's By-Laws provides that no person may be nominated for election as a director by a stockholder at an annual or special meeting unless written notice of such stockholder's intent to make such nomination has been delivered to the Secretary of the Company at the principal executive offices of the Company (i) with respect to an election to be held at an annual meeting of stockholders, which meeting is to be held no earlier than 30 days before and no later than 60 days after the first anniversary date of the previous year's annual meeting, not earlier than 90 days and not later than 60 days in advance of the first anniversary date of the previous year's annual meeting; (ii) with respect to an election to be held at an annual meeting of stockholders, which meeting is to be held more than 30 days before or more than 60 days after the first anniversary date of the previous year's annual meeting, not earlier than 90 days prior to such meeting and not later than the later of 60 days in advance of such meeting or 10 days following the date of the first public announcement of the date of such meeting; (iii) with respect to an election to be held at an annual meeting at which a director will be elected to fill an increase in the number of directors to be elected to the Board of Directors, which increase has not been publicly announced more than 70 days prior to the first anniversary date of the previous year's annual meeting, not later than the close of business on the tenth day after the first public announcement of such increase; and (iv) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than 90 days prior to such meeting and not later than the later of 60 days prior to such meeting or the tenth day following the date on which public announcement of the date of such meeting and of the nominees for the Board of Directors is first made. The By-Laws define a "public announcement" as a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or disclosure in a document publicly filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        A notice from a stockholder shall set forth: (a) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of the stockholder as they appear on the Company's books, and of such beneficial owner; (b) the number of shares of the Company which are owned of record and beneficially by such stockholder and such beneficial owner; (c) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC in an election contest or would otherwise be required pursuant to the Exchange Act and Rule 14a-11 thereunder; and (d) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


                          PROPOSAL TO APPROVE AND ADOPT
                    AMENDMENT TO THE EQUITY COMPENSATION PLAN

PROPOSAL

        At the Annual Meeting, there will be presented to stockholders a proposal to approve and adopt the Equity Compensation Plan Amendment to increase the amount of shares issuable annually to any individual under the Equity Compensation Plan from 75,000 to 300,000 shares of Common Stock. At its March 22, 1999 meeting, the Board of Directors unanimously approved the proposed Equity Compensation Plan Amendment.

        The Board of Directors believes that the Company's ability to grant options and other awards under the Equity Compensation Plan is a valuable and necessary compensation tool that aligns the long-term financial interests of employees, officers and directors with the financial interests of the Company's stockholders. The Board of Directors believes that the Equity Compensation Plan helps the Company attract, retain and motivate employees, officers and directors and encourages these individuals to devote their best efforts to the business and financial success of the Company. The Board of Directors believes that an increase in the amount of shares issuable annually to individuals under the Equity Compensation Plan is necessary to meet the above objectives. The Board of Directors believes that it is in the best interests of the Company and its stockholders to incorporate this change into the Equity Compensation Plan.

        The principal terms of the Equity Compensation Plan are discussed below.

VOTE REQUIRED FOR APPROVAL

        Approval of the proposal to approve and adopt the Equity Compensation Plan Amendment requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions may be specified on the proposal and will be considered present at the meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the meeting and entitled to vote with respect to this matter is required to approve the proposal. Broker non-votes are considered not present at the meeting with respect to this matter and, therefore, will not be voted or have any effect on the proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.

DESCRIPTION OF THE EQUITY COMPENSATION PLAN

        The Equity Compensation Plan was adopted by the Board of Directors on May 28, 1996 (the "effective date") and was most recently amended and restated on June 3, 1998. The Equity Compensation Plan provides for grants of stock options to selected officers (including officers who are also directors) of the Company or its subsidiaries, other employees of the Company or its subsidiaries and independent contractors and consultants who perform valuable services for the Company or its subsidiaries. Non-employee directors of the Company are entitled to receive formula stock option grants under the Equity Compensation Plan. In addition, the Equity Compensation Plan provides for grants of restricted stock and stock appreciation rights ("SARs") (herein, together with grants of stock options, collectively, "Grants") to participants other than non-employee directors of the Company. Shares of Common Stock issued or to be issued under the Equity Compensation Plan are covered by registration statements on Form S-8 which were filed with the SEC on December 12, 1996 and February 25, 1999. The last reported sale price of the Company's Common Stock reported on the Nasdaq National Market on April 7, 1999 was $33.8125.

        Subject to adjustment in certain circumstances as discussed below, the Equity Compensation Plan authorizes up to 2,500,000 shares of Common Stock for issuance pursuant to the terms of the Equity Compensation Plan. As of April 7, 1999, options to purchase 1,735,747 shares of Common Stock were outstanding under the Equity Compensation Plan; options to purchase 632,317 remain available for future grants. If and to the extent Grants under the Equity Compensation Plan expire or are terminated for any reason without being exercised, or the shares subject to a Grant are forfeited, the shares of Common Stock subject to such Grant will again be available for grant under the Equity Compensation Plan.

        The Equity Compensation Plan is administered and interpreted by a committee (the "Committee") of the Board of Directors consisting of not fewer than two persons appointed by the Board of Directors from among its members, each of whom may be a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and an "outside director" as defined by Section 162(m) of the Internal Revenue Code (the "Code"). The Committee has the sole authority to determine (i) persons to whom Grants may be made under the Equity Compensation Plan, (ii) the type, size and other terms and conditions of each Grant, (iii) the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and (iv) any other matters arising under the Equity Compensation Plan. The Committee has full power and authority to administer and interpret the Equity Compensation Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Equity Compensation Plan, and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Board of Directors has appointed a subcommittee of the Compensation Committee, the Stock Option Subcommittee, to serve as this Committee.

        Grants under the Equity Compensation Plan may consist of (i) options intended to qualify as incentive stock options ("ISOs") within the meaning of
Section 422 of the Code, (ii) "nonqualified stock options" that are not intended to so qualify ("NQSOs"), (iii) restricted stock or (iv) SARs. Grants may be made to any employee (including officers and directors) of, or independent contractors and consultants to, the Company or its subsidiaries. Non-employee directors of the Company are entitled only to formula grants of NQSOs. Independent contractors or consultants to the Company are not eligible to receive ISOs under the Equity Compensation Plan. As of April 7, 1999, 97 employees and seven directors (including six non-employee directors) were eligible for Grants under the Equity Compensation Plan. During any calendar year, no participant presently may receive Grants under the Equity Compensation Plan for more than 75,000 shares of Common Stock. The Equity Compensation Plan Amendment, if approved, would increase this amount to 300,000 shares of Common Stock.

        The exercise price of any ISO granted under the Equity Compensation Plan may not be less than the fair market value of the underlying shares of Common Stock on the date of grant, except that the exercise price of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries may not be less than 110% of the fair market value of the underlying shares of Common Stock on the date of grant. The exercise price of an NQSO may be greater than, equal to or less than the fair market value of the underlying shares of Common Stock on the date of grant. The Committee will determine the term of each option; provided, however, that the exercise period may not exceed ten years from the date of grant, and the exercise period of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries may not exceed five years from the date of grant. A participant may pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering shares of Common Stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price or (iii) by a combination of the foregoing. The participant may instruct the Company to deliver the shares of Common Stock due upon the exercise to a designated broker instead of to the participant.

        Non-employee directors are entitled to receive NQSOs pursuant to the formula grants under the Equity Compensation Plan. According to the formula grants, each non-employee director who first becomes a member of the Board of Directors will receive a grant of an NQSO to purchase 25,000 shares of Common Stock as of the date the non-employee director becomes a member of the Board of Directors. Thereafter, on each date on which the Company holds its annual meeting of stockholders, each non-employee director in office immediately before and after the annual election of directors will receive a grant of an NQSO to purchase 7,500 shares of Common Stock. The exercise price of an NQSO granted pursuant to a formula grant will be the fair market value of a share of Common Stock on the date of grant. The term of each such option will be ten years, and the options will be exercisable with respect to 50% of the shares on the date of grant and an additional 25% on each of the first two anniversaries of the date of the grant, if the non-employee director continues to be a member of the Board of Directors. Non-employee directors can elect to receive options in lieu of all or a portion of their annual compensation (presently $24,000) for serving on the Board of Directors by making an election at or immediately prior to the annual meeting. Non-employee directors will receive that number of options determined by multiplying the portion of their annual compensation they elect not to receive in cash by three and dividing the resulting product by the closing sale price of the Company's Common Stock on the Nasdaq National Market on the date of the annual meeting. The exercise price will be the market price on the date of grant, and the options will have a term of ten years. The options will vest 50% as of the date of grant and will vest thereafter in 25% increments on each of the first two anniversaries of the date of grant, if the non-employee director continues to be a member of the Board of Directors.

        The Committee may issue shares of Common Stock to participants other than non-employee directors of the Company pursuant to the Equity Compensation Plan. Shares may be issued for cash consideration or for no cash consideration, as the Committee determines. The number of shares of Common Stock granted to each participant shall be determined by the Committee, subject to the maximum limit described above. Grants of restricted stock will be made subject to such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Committee may determine in its sole discretion. The Committee also may grant SARs to participants other than non-employee directors of the Company in tandem with any stock option pursuant to the Equity Compensation Plan. Unless the Committee determines otherwise, the exercise price of an SAR will be the greater of (i) the exercise price of the related stock option or (ii) the fair market value of a share of Common Stock on the date of grant of the SAR. When the participant exercises an SAR, the participant will receive the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the SAR. The participant may elect to have such amount paid in cash or in shares of Common Stock, subject to Committee approval. To the extent a participant exercises an SAR, the related option shall terminate. Similarly, upon exercise of a stock option, the related SAR, if any, shall terminate.

        The Board of Directors may amend or terminate the Equity Compensation Plan at any time; provided, however, that, the Board of Directors may not, without stockholder approval, amend the Equity Compensation Plan to (i) increase (except for increases due to the adjustments discussed below) the aggregate number of shares of Common Stock for which Grants may be made thereunder, or the individual limit of shares of Common Stock for which Grants may be made to any single individual under the Equity Compensation Plan, (ii) modify the requirements as to eligibility to participate in the Equity Compensation Plan or
(iii) make any amendment that requires stockholder approval pursuant to Section 162(m) of the Code. The Equity Compensation Plan will terminate on the day immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the Board of Directors or extended by the Board of Directors with approval of the stockholders.

        Subject to the change of control provisions described below, in the event of certain transactions identified in the Equity Compensation Plan, the Committee may appropriately adjust (i) the number of shares of Common Stock (and the exercise price per share) subject to the unexercised portion of any outstanding options or SARs, (ii) the number of shares of Common Stock covered by outstanding Grants, (iii) the number of shares of Common Stock for which Grants may be made under the Equity Compensation Plan and (iv) the individual limit of shares for which Grants may be made to any individual under the Equity Compensation Plan, and such adjustments shall be effective and binding for all purposes of the Equity Compensation Plan. In the event of a change of control, unless the Committee determines otherwise, all options, restricted stock and SARs will become fully vested. Unless the Committee determines otherwise, each participant will be provided with advance written notice by the Company prior to the change of control (to the extent possible) and will have the right, within a designated period after such notice, to exercise the options and SARs in full or to surrender the options and SARs in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the excess of the then fair market value of the shares of Common Stock over the exercise price. Any options or SARs not timely exercised or surrendered will terminate unless exchanged or substituted with options or SARs of the successor corporation. A change of control is defined as (i) a tender offer, merger or other transaction as a result of which any person or group (other than Rolf D. Schmidt, F. William Schmidt or any entity controlled by either or both of them) becomes the owner, directly or indirectly, of more than 50.1% of the Common Stock or the combined voting power of the Company's then outstanding securities, (ii) a liquidation or a sale of substantially all of the Company's assets, or (iii) if, during any period of two consecutive years, the individuals who, at the beginning of such period, constituted the Board of Directors cease to constitute a majority of the Board of Directors, except as otherwise provided in the Equity Compensation Plan.

        Option grants to purchase the following number of shares of Common Stock have been made under the Equity Compensation Plan from inception of the Equity Compensation Plan through April 7, 1999: Joe B. Barefoot--45,460; Jeffrey G. Clark--55,100; William M. Cotter--73,000; J. Blount Swain--58,050; Robert V. Toni--361,600; current executive officers as a group--689,210; non-employee directors as a group--198,546; and all other employees as a group--979,531.

        Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration includes amounts received upon the exercise of stock options granted under the Equity Compensation Plan and the value of shares received when shares of restricted stock become vested (or such other time when income is recognized). An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. The Equity Compensation Plan is intended to allow grants of options thereunder to meet the requirements of "performance-based compensation." Grants of restricted stock generally will not qualify as "performance-based compensation."

        There are no federal income tax consequences to a participant or to the Company upon the grant of an NQSO under the Equity Compensation Plan. Upon the exercise of an NQSO, a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by the exercise of an NQSO, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the NQSO).

        A participant who is granted an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income. A participant who disposes of the shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him or her upon exercise of the ISO will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price (or the participant's other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if a participant disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the exercise price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held his or her shares prior to the disposition.

        A participant normally will not recognize taxable income upon receiving a grant of restricted stock, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (less any amounts paid for such shares) at that time, and the Company will be entitled to a deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock Grant is awarded in an amount equal to the fair market value of the shares subject to the restricted stock Grant (less any amounts paid for such shares) at that time, determined without regard to the restrictions. In such event, the Company generally will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock Grant are forfeited, or if the market value declines during the restriction period, the participant will not be entitled to any tax deduction or tax refund.

        There are no federal income tax consequences to a participant or to the Company upon the grant of an SAR under the Equity Compensation Plan. Upon the exercise of an SAR, if the participant receives the appreciation inherent in the SAR in cash, the participant will recognize ordinary compensation income in an amount equal to the cash received. If the participant receives the appreciation in shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the exercise of the SAR. Upon the sale of any shares acquired by the exercise of an SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR).

NEW PLAN BENEFITS

        Because grants are to be made from time to time by the Committee to persons whom the Committee determines in its discretion should receive grants, the benefits and amounts that may be received in the future by persons eligible to participate in the Equity Compensation Plan are not presently determinable, except as to those future formula grants to be awarded to non-employee directors.


                        PROPOSAL TO APPROVE AND ADOPT THE
                        1999 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL

        In order to encourage employee ownership of the Company, on December 6, 1998, the Board of Directors of the Company unanimously adopted the Employee Stock Purchase Plan subject to stockholder approval at the Annual Meeting. The Board reserved 1,500,000 shares of Common Stock for issuance under the Employee Stock Purchase Plan, subject to adjustment in the event of stock splits, stock dividends, recapitalization or other changes in the outstanding Common Stock. The Employee Stock Purchase Plan provides eligible employees of the Company with a means to purchase, through payroll deductions, shares of Common Stock at a discount, consistent with the provisions of the Code. At the Annual Meeting, there will be presented to stockholders a proposal to approve and adopt the Employee Stock Purchase Plan.

        The material features of the Employee Stock Purchase Plan are discussed below.

VOTE REQUIRED FOR APPROVAL

        Approval of the proposal to approve and adopt the Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions may be specified on the proposal and will be considered present at the meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the meeting and entitled to vote with respect to this matter is required to approve the proposal. Broker non-votes are considered not present at the meeting with respect to this matter and, therefore, will not be voted or have any effect on the proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.

        THE EMPLOYEE STOCK PURCHASE PLAN IS SET FORTH IN EXHIBIT A TO THIS PROXY STATEMENT. THE FOLLOWING DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXHIBIT A.

ELIGIBLE PARTICIPANTS

        Regular employees of the Company are eligible to participate in the Employee Stock Purchase Plan, on a purely voluntary basis, if they meet certain conditions. To be eligible, an employee's customary employment must be greater than both 20 hours per week and more than five months in any calendar year. An employee who owns 5% or more of the total combined voting power or value of all classes of stock of the Company will not be eligible to participate in the Employee Stock Purchase Plan.

MATERIAL FEATURES OF THE EMPLOYEE STOCK PURCHASE PLAN

        Eligible employees participate in the Employee Stock Purchase Plan by electing to participate as of the first day of any offering period by completing a subscription agreement and filing it with the Company's payroll office before the beginning of the offering period. An eligible employee who elects to participate will be granted options to purchase shares of Common Stock. An eligible employee participates through exercising those options to purchase Common Stock. Options may be granted for each purchase period to eligible employees. Each 24-month period commencing on the first trading day on or after each August 1 and February 1 will be an offering period, unless otherwise established by the Board. Within each offering period are four six-month purchase periods. The last day of each purchase period is an exercise date. Common Stock will be purchased through a participant's payroll deductions from 1% to 15% of his or her compensation. Common Stock will be purchased in whole shares at a price equal to the lower of 85% of the fair market value of the Common Stock as of the first day of each offering period or 85% of the fair market value of the Common Stock on the exercise date. The fair market value of the Common Stock will be determined by reference to the closing sale price of the Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market of The Nasdaq Stock Market as reported in the Wall Street Journal on each relevant date. No employee will be permitted to purchase more than $25,000 of Common Stock under the Employee Stock Purchase Plan during any calendar year. In addition, no employee may purchase more than 1,500 shares of Common Stock on any exercise date, unless the committee of the Board of Directors administering the Employee Stock Purchase Plan sets another limit. Shares of Common Stock to be issued under the Employee Stock Purchase Plan are covered by a registration statement on Form S-8 which was filed with the SEC on February 12, 1999.

        Each eligible employee who elects to participate in the Employee Stock Purchase Plan will, without any action on his or her part, automatically be deemed to have exercised his or her option on the last day of each purchase period if he or she is then employed, to the extent that the amount withheld through payroll deduction throughout the purchase period is sufficient to purchase, at the option price, one or more whole shares of Common Stock. A participant will receive a stock certificate evidencing shares acquired under the Employee Stock Purchase Plan as soon as practicable after each exercise date on which a purchase of shares occurs. All funds received or held by the Company under the Employee Stock Purchase Plan are general assets of the Company, free of any trust or other restriction, and may be used for any corporate purpose. No interest on such funds will be credited to or paid to any participant under the Employee Stock Purchase Plan.

        An option granted under the Employee Stock Purchase Plan will not be transferable by an employee, other than by will or by the laws of descent and distribution, and is exercisable during his or her lifetime only by the employee.

        A participant may voluntarily suspend his or her payroll deductions at any time before the last day of the offering period. A participant may also change the rate of his or her payroll deductions at any time during an offering period; however, the Board of Directors may limit the number of changes an employee can make during any one offering period. If a participant terminates his or her employment with the Company, his or her participation in the Employee Stock Purchase Plan will be automatically terminated as of the date of termination of employment, and the shares held in his or her account will either be sold as directed by the terminated participant, or distributed to the terminated participant, in which case, the Common Stock purchased through the Employee Stock Purchase Plan as of the date of termination will be distributed to the participant, together with amounts withheld through payroll deduction that had not been applied to purchase Common Stock under the Employee Stock Purchase Plan, without interest.

TAX TREATMENT

        The Employee Stock Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Code, an employee who elects to participate in the Employee Stock Purchase Plan will not realize income at the time the offering commences or when the shares are actually purchased under the Employee Stock Purchase Plan. If an employee disposes of such shares after two years from the date the offering of such shares commences under the Employee Stock Purchase Plan and after one year from the actual date of purchase of such shares under the Employee Stock Purchase Plan (collectively the "Holding Period"), the employee will be required to include in income, as capital gain for the year in which such disposition occurs, an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of disposition over the purchase price and (ii) the excess of the fair market value of such shares at the time the offering commenced over the purchase price. If any employee disposes of the shares purchased under the Employee Stock Purchase Plan during the Holding Period, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess, if any, of the fair market value of such shares on the date of purchase over the purchase price. The employee's basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be capital gain or loss, either short-term or long-term, depending on the length of the holding period for such shares. In the event of a disposition during the Holding Period, the Company (or the subsidiary by which the employee is employed) will be entitled to a deduction from income equal to the amount the employee is required to include in income as a result of such disposition. An employee who is a nonresident of the United States will generally not be subject to the U.S. federal income tax with respect to the shares of Common Stock purchased under the Employee Stock Purchase Plan.

ADMINISTRATION AND TERMINATION

        The Employee Stock Purchase Plan provides for its administration by a committee selected by the Board of Directors. The Board may terminate, suspend or amend the Employee Stock Purchase Plan in any respect at any time, except that the approval of the Company's stockholders is required for any amendment to increase the number of shares available for purchase under the Employee Stock Purchase Plan. The Employee Stock Purchase Plan will automatically terminate upon the (i) the dissolution or liquidation of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation, or (iii) any transaction that results in the Common Stock ceasing to be publicly traded. Unless earlier terminated, the Employee Stock Purchase Plan will continue in effect until February 1, 2009, except that, if at the end of any purchase period, the aggregate funds available for purchase of Common Stock would purchase a greater number of shares than is available for purchase, the number of shares that would otherwise be purchased by each participant at the end of the purchase period will be proportionately reduced in order to eliminate the excess. The Employee Stock Purchase Plan would then automatically terminate after such purchase period.

                             EXECUTIVE COMPENSATION

        The following table provides information concerning the annual and long-term compensation of the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were executive officers as of December 31, 1998 (the "Named Officers").

                                  SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                    ANNUAL COMPENSATION          COMPENSATION
----------------------------------------------------------------------------------------------
                                                                                   NUMBER OF
                                                                                   SECURITIES
                                                                      OTHER ANNUAL UNDERLYING  ALL OTHER
                                                                      COMPENSATION  OPTIONS   COMPENSATION
    NAME AND PRINCIPAL POSITION         YEAR    SALARY($)  BONUS($)        ($)      AWARDED      ($)(1)
----------------------------------------------------------------------------------------------------------
Robert V. Toni...................       1998     249,827   100,000           --        --         8,633


                                       13

 President and Chief Executive Officer  1997     237,800   100,000           --        --         2,841
                                        1996     215,000   130,000           --    66,600         1,987

J. Blount Swain..................       1998     158,896    60,000           --        --         5,834
Vice President of Finance and           1997     152,300    60,000           --        --         2,352
 Chief Financial Officer                1996     138,450    85,000           --    43,050         1,552

William M. Cotter.................      1998     155,538    30,000           --    25,000         3,355
 Vice President of Manufacturing and    1997      83,755    30,000       25,200(2) 40,000           102
 Operations                             1996          --        --           --        --            --

Jeffrey G. Clark.................       1998     146,392    56,000           --        --         5,117
  Vice President of Research and        1997     142,000    56,000           --        --         1,960
  Development                           1996     127,200    80,000           --    40,100         1,342

Joe B. Barefoot..................       1998     125,218    48,000           --        --         5,099
  Vice President of Regulatory Affairs  1997     122,000    48,000           --        --         1,974
  and Quality Assurance                 1996      95,850    60,000           --    30,460         1,023

(1) Represents Company-paid life insurance premiums and 401(k) retirement plan matching contributions.
(2) Represents payment for relocation expenses.

STOCK OPTION INFORMATION

        The following table sets forth information concerning the grant of stock options during 1998 to one of the Named Officers. No other Named Officers received stock option grants during 1998 and no stock appreciation rights were granted to any Named Officer during 1998.

                                     OPTION GRANTS IN 1998

                                          INDIVIDUAL GRANTS
----------------------- ---------------------------------------------------- --------------------------
                          NUMBER OF                                          POTENTIAL REALIZABLE VALUE
                         SECURITIES   % OF TOTAL                             AT ASSUMED ANNUAL RATES OF
                         UNDERLYING     OPTIONS      EXERCISE                 STOCK PRICE APPRECIATION
                           OPTIONS    GRANTED TO      OR BASE                    FOR OPTION TERM (3)
                           GRANTED     EMPLOYEES       PRICE      EXPIRATION --------------------------
      NAME                 (#) (1)    IN 1998 (2)      ($/SH)        DATE       5% ($)       10%($)
----------------------- ------------ ------------- ------------ ------------ --------------------------
William M. Cotter         25,000         4.6          24.50       7/1/08       385,198       976,167
----------------------- ------------ ------------- ------------ ------------ ------------- ------------

------------------
(1) Options have a ten-year term and vest 20% annually on the anniversary of the grant date and thereafter.
(2)  Based on 544,197 options granted to employees in 1998.
(3) The potential realizable value is based on the term of the option at its time of grant (ten years in the case of the options listed above). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and the underlying shares sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock, and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.


       AGGREGATED OPTION EXERCISES IN 1998 AND 1998 YEAR-END OPTION VALUES

                                               NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                         SHARES                     AT FISCAL YEAR-END (#)     AT FISCAL YEAR-END ($)(1)
                        ACQUIRED     VALUE       ---------------------------   --------------------------
   NAME             ON EXERCISE (#) REALIZED ($)  EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
------------------- --------------- ------------ ------------  -------------   -----------  -------------
Robert V. Toni              --          --            39,960       26,640        991,527       661,018

J. Blount Swain             --          --            25,830       17,220        640,920       427,280

William M. Cotter           --          --             8,000       57,000         88,504       486,841

Jeffrey G. Clark            --          --            24,060       16,040        597,001       348,001

Joe B. Barefoot             --          --            18,276       12,184        453,453       302,302

--------------
(1) Calculated on the basis of the closing sale price of $29.81 per share of Common Stock on December 31, 1998 as quoted on the Nasdaq National Market.

EMPLOYMENT AGREEMENTS

        Robert V. Toni, J. Blount Swain, Jeffrey G. Clark and Joe B. Barefoot each entered into an employment agreement with the Company in May 1996. William
M. Cotter entered into an employment agreement with the Company commencing in June 1997. The term of the employment agreements of Messrs. Toni, Swain, Clark and Barefoot is from May 1, 1996 to May 31, 1999. Mr. Cotter's employment agreement has a two-year term beginning on its commencement. Each of the employment agreements provides for automatic one-year extensions unless 60 days' prior notice is given by either party. The agreements provide for annual base salaries for Messrs. Toni, Swain, Clark, Barefoot and Cotter of not less than $215,000, $138,450, $127,200, $95,850 and $150,000, respectively, which salaries may be increased as determined by the Compensation Committee or the Board of Directors. Each agreement also provides for an annual bonus ranging from 20% to 60% of base salary to be awarded based on performance milestones to be established for each calendar year by the Compensation Committee based on the recommendation of the Chief Executive Officer. In connection with their employment agreements, in May 1996 the Company granted to Messrs. Toni, Swain, Clark and Barefoot, respectively, options to purchase 66,600, 43,050, 40,100 and 30,460 shares of Common Stock under the Equity Compensation Plan at an exercise price of $5.00 per share. Such options have a term of ten years and, provided employment has not been terminated for "cause" (as defined in the employment agreements), vest in five equal annual installments, commencing as of the date of grant. In connection with his employment agreement, the Company granted to Mr. Cotter options to purchase 40,000 shares of Common Stock under the Equity Compensation Plan at an exercise price of $18.25 per share. Mr. Cotter's options have a term of ten years and, provided employment has not been terminated for "cause" (as defined in the Equity Compensation Plan), vest in five equal annual installments, commencing on the first anniversary of the date of grant.

        If, following a "change in control" (as defined in each agreement), any of Messrs. Toni, Swain, Clark, Barefoot or Cotter is terminated other than for "cause" (as defined in each agreement) or terminates his employment for "good reason" (as defined in each agreement), he will be entitled to receive all accrued and any pro rata incentive compensation to the date of termination and a continuation of his then current annual salary, incentive compensation and benefits for three years after such termination. In the event of termination for "cause," each of Messrs. Swain, Clark, Barefoot and Cotter is entitled to a continuation of base salary, incentive compensation and benefits for a period of one year. Mr. Toni is entitled to such continuation for a period of 18 months. Pursuant to the employment agreements, the Company has agreed to indemnify such executive officers to the maximum extent permitted by applicable law against all costs, charges and expenses incurred by each in connection with any action, suit or proceeding to which he may be a party or in which he may be a witness by reason of his being an officer, director or employee of the Company or any subsidiary or affiliate of the Company. Each of the foregoing executive officers has agreed not to compete with the Company for two years after termination of his employment with the Company.


                              CERTAIN TRANSACTIONS

        On January 1, 1998, the Company entered into a Representative and Manufacturing Facility Agreement with Innocoll GmbH of Saal-Donau, Germany ("Innocoll"). Rolf D. Schmidt and F. William Schmidt, directors of the Company, own a majority of the outstanding equity interests in Innocoll. Pursuant to the agreement, Innocoll acts as the Company's representative in Europe to assist the Company in complying with various regulatory approvals and clearances required in connection with the Company's products. Additionally, under the agreement, Innocoll will provide the Company with up to 20,000 square feet of space at its facility in Germany for use as an alternative manufacturing facility, including quality control services, as needed for the Company's products. Pursuant to the terms of the agreement, the Company will pay to Innocoll $120,000 per year for acting as the Company's representative in Europe and $60,000 per year for the manufacturing space. The agreement has a five-year term.

               THE MATERIAL IN THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 19 IS NOT SOLICITING MATERIAL, IS NOT DEEMED FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE EXCHANGE ACT, AND IS NOT INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING OF THE COMPANY UNDER SUCH ACTS WHETHER MADE BEFORE OR AFTER THE DATE OF THIS PROXY STATEMENT.

                      REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors consists of three outside, non-employee directors. It is responsible for executive compensation, including the review and approval of salaries and other compensation of management employees, as well as the approval of all policies and plans under which compensation is paid or awarded to management employees. A subcommittee of the Compensation Committee, the Stock Option Subcommittee, administers the Equity Compensation Plan and is responsible for grants of incentive compensation under the Equity Compensation Plan. See "Matters Concerning Directors--General Information Concerning the Board of Directors and its Committees."

        GENERAL COMPENSATION PHILOSOPHY

        The Company's basic compensation policy is that total cash compensation should vary depending upon the Company's success in achieving specific financial and non-financial goals and that long-term incentive compensation should be tied to the creation of stockholder value. The Committee has considered the interrelationship of the three elements of its compensation - salary, bonus and incentive - to determine how they can be used to accomplish the Company's goals.

        The Compensation Committee recognizes that, in the short-term, the market value of the Company will be affected by many factors, some of which are beyond the control of the Company's executives. In order to attract and retain qualified executives, the Compensation Committee attempts to create a balanced compensation package by combining components based upon the achievement of long-term value to stockholders with components based upon the achievement of annual performance milestones. These milestones are approved each year by the Compensation Committee after recommendation by and discussion with the Chief Executive Officer. They reflect financial and other specific goals to be achieved in the coming year. The milestones for the Chief Executive Officer are set by the Compensation Committee after discussion with the Chief Executive Officer, and include additional goals. The Compensation Committee expects that the achievement of these shorter-term goals will contribute to the long-term success of the Company.

        The Company competes against both medical device companies and pharmaceutical companies in the hiring and retention of qualified personnel. The Company uses long-term compensation, principally the grant of stock options, to offset the advantages such companies may offer, such as less risk, higher cash compensation and better retirement benefits.

        The Company's compensation program for executive officers comprises base salary, performance bonuses, longer-term incentive compensation in the form of stock options, and benefits available generally to all of the Company's employees. In 1998, the Company adopted an Employee Stock Purchase Plan to permit investment in Company stock. The Compensation Committee believes that this change will enhance stockholder value.

        COMPENSATION COMPONENTS

        BASE SALARY. Base salary levels for the Company's management employees are reviewed on an annual basis by the Compensation Committee. In conducting this review, the Compensation Committee considers competitive factors and industry trends, as well as performance within the Company and changes in job responsibility. The Committee considers the Company's guidelines for pay increases based on level of performance. The Committee also reviews certain compensation information publicly available and gathered informally, and considers salary history at the Company. In setting the base salaries for 1999, the Committee reviewed and considered an executive compensation analysis prepared by an independent compensation consulting firm for the Company, and compared the current base salaries of the Company's management employees with a competitive market reference in the report. For 1999, Mr. Toni's base salary was increased by 10%, from $249,827 to $275,000.

        PERFORMANCE BONUS COMPENSATION. All management employees of the Company participate in a bonus plan based on performance milestones adopted annually by the Committee in order to provide a direct financial incentive to achieve predefined objectives. The five individuals listed in the Summary Compensation Table and other officers of the Company may receive as bonuses a minimum of 20% of base salary and a maximum of 60% of base salary based on the Committee's evaluation of the achievement of the performance milestones. The various milestones are weighted and the achievement of one or more milestones may be a condition to the payment of any bonus. For 1999, the payment of any bonus will be conditioned upon the achievement of earnings per share of $.20. In addition, 50% of an officer's bonus will be based on performance milestones tied to the achievement of corporate goals and 50% will be based on the officer's departmental goals. The granting of other bonuses is discretionary.

        In determining the bonuses to the Company's executive officers for 1998, the Compensation Committee reviewed the percentage of completion of each of the 1998 performance milestones and multiplied such percentage by the weight assigned to each of the milestones, which included specific operating and regulatory goals.

        Mr. Toni was awarded a cash bonus of $135,000 for 1998. In arriving at this award, the Committee considered the achievement of the 1998 performance milestones as well as Mr. Toni's achievement of his individual performance objectives.

        STOCK OPTION GRANTS. The Equity Compensation Plan is the Company's long-term equity incentive plan for employees. The objective of the Equity Compensation Plan is to align the long-term financial interests of the option holder with the financial interests of the Company's stockholders. Annual stock option grants for management employees are an important element of competitive compensation. Based on the recommendation of management, the Stock Option Subcommittee approved stock option grants to all employees based on employee grade level, effective January 1, 1999, approved additional grants to twelve employees for special performance recognition, and approved grants to officers in amounts based on the analysis of the independent compensation consulting firm hired by the Company, including the grant to Mr. Toni of an option to purchase 45,000 shares of Common Stock. The Stock Option Subcommittee also approved a grant to Mr. Toni of an option to purchase 250,000 shares of Common Stock, subject to stockholder approval at the Annual Meeting of the Equity Compensation Plan Amendment. These options will vest in five equal installments when each of five, increasing stock market prices is achieved. In any event, the options will vest in five equal installments beginning on the first anniversary of the date of grant.

        APPLICATION OF SECTION 162(m)

               Payments during 1998 to the Company's executives under the various programs discussed above were made with regard to the provisions of
Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deduction that may be claimed by a "public company" for compensation paid to certain individuals to $1 million except to the extent that any excess compensation is "performance-based compensation." It is intended that, in accordance with current regulations, the amounts received upon the exercise of stock options under the Equity Compensation Plan qualify as "performance-based compensation."


                                                   COMPENSATION COMMITTEE

                                                   Dennis C. Carey, Ph.D.
                                                   Randy H. Thurman
                                                   F. William Schmidt

April 15, 1999

                                PERFORMANCE GRAPH

        The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return of (i) the Nasdaq Stock Market - US Index ("Nasdaq - US Index"), (ii) the Nasdaq Stock Market - Medical Devices Index ("Medical Devices Index"), and (iii) the S&P Health Care (Medical Products and Supplies) Index ("Health Care Index"), assuming an investment of $100 on September 25, 1996 in each of the Common Stock of the Company, the stocks comprising the Nasdaq - US Index, the stocks comprising the Medical Devices Index and the stocks comprising the Health Care Index, and further assuming reinvestment of dividends. The Medical Devices Index, which did not exist in previous years, was added as a performance measure for 1998. The Company believes that it is the most representative of the Company's peers.

        [PERFORMANCE GRAPH APPEARS HERE WITH THE FOLLOWING PLOT POINTS]

Index                         9/25/96    12/31/96    12/31/97   12/31/98
Company                        100.0      184.4       323.4      372.6
NASDAQ-US Index                100.0      105.1       129.0      181.3
Medical Devices Index          100.0       99.7       114.2      129.1
Health Care Index              100.0      103.2       127.5      176.9

                             INDEPENDENT ACCOUNTANTS

        Price Waterhouse LLP served as the Company's independent accountants since 1992 and upon its merger with Coopers & Lybrand L.L.P. in 1998, the Company retained PricewaterhouseCoopers LLP as its independent accountants. PricewaterhouseCoopers LLP has been selected to continue in such capacity for the current year. The Company has requested that a representative of PricewaterhouseCoopers LLP attend the Annual Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders.


                                  OTHER MATTERS

        The Board of Directors is not aware of any matters not set forth herein that may come before the Annual Meeting. If, however, further business properly comes before the Annual Meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by the Company and written representations that no Forms 5 were required to be filed, the Company believes that during the year ended December 31, 1998 all filing requirements applicable to its directors, officers and greater-than-ten-percent stockholders were satisfied, with the following exceptions: Joe B. Barefoot, an executive officer, filed a late Form 4 for four transactions in October and November 1998; and Anthony J. Sherbondy filed a late Form 3 upon his election as an executive officer in January 1998 and a late Form 4 for one transaction in March 1998.


                STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

        Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 2000 annual meeting, such proposals must be received by the Company no later than December 31, 1999. Proposals should be directed to the attention of the Secretary of the Company.


                                 By Order of the Board of Directors,



                                 J. Blount Swain
                                 Secretary

April 30, 1999

                                                                       EXHIBIT A

                           CLOSURE MEDICAL CORPORATION
                        1999 EMPLOYEE STOCK PURCHASE PLAN


    The following constitute the provisions of the 1999 Employee Stock Purchase Plan of CLOSURE MEDICAL CORPORATION (the "Company").

1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. The Plan shall be effective as of February 1, 1999.

2. DEFINITIONS.

   (a) "Board" shall mean the Board of Directors of the Company.

   (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

   (c) "Common Stock" shall mean the Common Stock of the Company.

   (d) "Company" shall mean CLOSURE MEDICAL CORPORATION and any Designated Subsidiary of the Company.

   (e) "Compensation" shall mean all base straight time gross earnings and commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

    (f) "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

    (g) "Employee" shall mean any individual who is an employee of the Company for tax purposes and whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

   (h) "Enrollment Date" shall mean the first day of each Offering Period.

   (i) "Exercise Date" shall mean the last day of each Purchase Period.

   (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

          (1) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

          (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

          (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

    (k) "Offering Period" shall mean the period of approximately twenty-four
(24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after February 1 and August 1 of each year and terminating on the last Trading Day in the period ending twenty-four (24) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan. The first Offering Period shall begin on February 1, 1999.

   (l) "Plan" shall mean this Employee Stock Purchase Plan.

    (m) "Purchase Period" shall mean the approximately six (6)-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

    (n) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

    (o) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

    (p) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

    (q) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq National Market are open for trading.

3. ELIGIBILITY.

    (a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

    (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her right to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. OFFERING PERIODS. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 1 and August 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. PARTICIPATION.

    (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date for which the participant's election is to be effective. A participant may only participate in one Offering Period at a time.

    (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6. PAYROLL DEDUCTIONS.

    (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation which he or she receives on each pay day during the Offering Period.

    (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

    (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in
Section 10 hereof.

    (d) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

    (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that, effective as of each Enrollment Date, in no event shall an Employee be permitted to purchase during each Purchase Period more than 1,500 shares of the Company's Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. Notwithstanding the foregoing, the Committee may increase or decrease the 1,500 share limit for any Purchase Period before the beginning of the Purchase Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. As an alternative, the Company may make arrangements with a brokerage firm to establish a brokerage account for each participant, to which shares purchased for the participant under the Plan on each Exercise Date shall be credited and held for the participant.

10. WITHDRAWAL.

    (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

    (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the participant's withdrawal.

11. TERMINATION OF EMPLOYMENT. Upon a participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

13. STOCK.

    (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 1,500,000 shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Such number shall be subject to adjustments affected in accordance with Section 19 of this Plan.

    (b) The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

    (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14. ADMINISTRATION. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15. DESIGNATION OF BENEFICIARY. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

    (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

    (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

    (c) MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. AMENDMENT OR TERMINATION.

    (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination shall affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this
Section 20, no amendment
may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

    (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

21. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. CONDITIONS UPON ISSUANCE OF SHARES.

    (a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (b) As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

24. AUTOMATIC TRANSFER TO LOW PRICE OFFERING PERIOD. To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

********************************************************************************

                                     PROXY

                          CLOSURE MEDICAL CORPORATION

                             5250 Greens Dairy Road
                         Raleigh, North Carolina 27616

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Robert V. Toni and J. Blount Swain, or either of them acting singly in the absence of the other, each with the power to appoint his substitute, the Proxy Agents of the undersigned to attend the Annual Meeting of Stockholders of Closure Medical Corporation (the "Company") to be held June 8, 1999 and any adjournments or postponements thereof, and with all powers the undersigned would possess if personally present, to vote upon the following matters as indicated on the reverse.

                                                                    SEE REVERSE
                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)          SIDE

      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE.

                         ANNUAL MEETING OF STOCKHOLDERS

                          CLOSURE MEDICAL CORPORATION

                                  JUNE 8, 1999


                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
-------------------------------------------------------------------------------

A  |X|  PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE.


                              FOR       WITHHELD
1.   Election of              [ ]         [ ]     Nominees: Randy H. Thurman
     Directors Class III                                    Robert V. Toni

FOR, except vote withheld from the following nominees:

______________________________________________________


                                                    FOR      AGAINST    ABSTAIN
2.   Approval and adoption of amendment to the      [ ]        [ ]        [ ]
     Company's Amended and Restated 1996
     Equity Compensation Plan (the "Plan") to increase the amount of shares issuable annually to any individual under the Plan.

3.   Approval and adoption of the Company's         [ ]        [ ]        [ ]
     1999 Employee Stock Purchase Plan.

4. In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION AS THE CLASS III DIRECTORS, FOR PROPOSAL NUMBER 2 AND FOR PROPOSAL NUMBER 3. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE RELATED PROXY STATEMENT.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD PROMPTLY AND RETURN IT USING THE ENCLOSED ENVELOPE.


SIGNATURE(S)______________________________________________ DATE:__________,1999

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                           CLOSURE MEDICAL CORPORATION
               AMENDED AND RESTATED 1996 EQUITY COMPENSATION PLAN
                  AS AMENDED EFFECTIVE AS OF ____________, 1999



        The purpose of the Closure Medical Corporation 1996 Equity Compensation Plan (the "Plan") is to provide (i) designated officers (including officers who are also directors) and other employees of Closure Medical Corporation (the "Company") and its subsidiaries, (ii) non-employee members of the board of directors of the Company (the "Board"), and (iii) independent contractors and consultants who perform valuable services for the Company or its subsidiaries, with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefitting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders.

        1.     Administration

        The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of two or more persons appointed by the Board. The Committee may consist of "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations, and may be "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

        The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting and (iv) deal with any other matters arising under the Plan.

        The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

        2.     Grants

        Incentives under the Plan shall consist of grants of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter to an individual. Grants under a particular Section of the Plan need not be uniform as among the grantees.

        3.     Shares Subject to the Plan

        (a) Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company (the "Company Stock") that may be issued or transferred under the Plan is 2,500,000 shares in the aggregate. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 300,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent options or stock appreciation rights granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any shares of restricted stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

        (b) If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, recapitalization, stock split, or combination or exchange of shares, or a merger, reorganization or consolidation in which the Company is the surviving corporation, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, then (i) the maximum number of shares of Company Stock available for Grants, (ii) the maximum number of shares of Company Stock which any one individual participating in the Plan may be granted during the term of the Plan, (iii) the number of shares covered by outstanding Grants, and (iv) the price per share or the applicable market value of such Grants shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any incentive stock option to fail to comply with section 422 of the Code.

        4.     Eligibility for Participation

        All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan. All members of the

Board who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors") shall be eligible only to receive nonqualified stock options pursuant to Section 6. Any independent contractors or consultants who perform valuable services to the Company or any of its subsidiaries ("Consultants") shall be eligible to participate in the Plan, but shall not be eligible to receive incentive stock options.

        The Committee shall select the Employees and Consultants to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Consultants, and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees". Non-Employee Directors shall receive Grants only in accordance with the terms of Section 6.

        Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become Employees of the Company, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.

        5.     Granting of Options

        (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Grant of stock options to any Employee or Consultant.

        (b) Type of Option and Price. The Committee may grant options intended to qualify as "incentive stock options" within the meaning of section 422 of the Code ("Incentive Stock Options") or options which are not intended to so qualify ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter collectively the "Stock Options"), all in accordance with the terms and conditions set forth herein.

        The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of such Stock on the date such Stock Option is granted; provided, however, that (i) the purchase price of Company Stock subject to an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of such Stock on the date such Stock Option is granted and (ii) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the option price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

        If the Company Stock is traded in a public market, then the Fair Market Value per share shall be (i) if the principal trading market for the Company Stock is a national securities exchange or the National Market segment of the Nasdaq Stock Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (ii) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on Nasdaq, or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not traded in a public market or subject to reported transactions or "bid" or "ask" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

        (c) Option Term. The Committee shall determine the term of each Stock Option. The term of any Stock Option shall not exceed ten years from the date of grant. Notwithstanding the foregoing, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the option term does not exceed five years from the date of grant.

        (d) Exercisability of Options. Subject to Section 6, Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Letter. The Committee, in its sole discretion, may accelerate the exercisability of any or all outstanding Stock Options at any time for any reason. In addition, all outstanding Stock Options automatically shall become fully and immediately exercisable upon a Change of Control (as defined herein) in accordance with the provisions of Section 11, unless in cases not covered by Section 11(f), the Committee in its sole discretion determines not to accelerate such Stock Options upon a Change of Control. The Committee may make such determination prior to the Change of Control or, if the Committee making such determination following a Change of Control is comprised of the same members as served on the Committee immediately prior to such Change of Control, within five days following such Change of Control.

        (e) Manner of Exercise. A Grantee may exercise a Stock Option which has become exercisable, in whole or in part, by delivering a notice of exercise to the Committee with accompanying payment of the option price in accordance with Subsection (g) below. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Committee in lieu of delivery to the Grantee. Such instructions must designate the account into which the shares are to be deposited.

        (f)    Termination of Employment, Disability or Death.

               (i) Except as provided below, a Stock Option may only be exercised while the Grantee is employed by the Company as an Employee, Consultant or member of the Board. In the event that a Grantee ceases to be employed by the Company for any reason other than a "disability", death, or "termination for cause", any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

               (ii) In the event the Grantee ceases to be employed by the Company on account of a "termination for cause" by the Company, any Stock Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by the Company.

               (iii) In the event the Grantee ceases to be employed by the Company because the Grantee is "disabled", any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

               (iv) If the Grantee dies while employed by the Company or within 90 days after the date on which the Grantee ceases to be employed by the Company on account of a termination of employment specified in Section 5(f)(i) above (or within such other period of time as may be specified in the Grant Letter), any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

               (v) For purposes of this Section 5(f), the term "Company" shall include the Company's subsidiaries, and the following terms shall be defined as follows: (A) "disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code and (B) "termination for cause" shall mean, except to the extent otherwise provided in a Grantee's Grant Letter, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Grantee, that the Grantee has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. In such event, in addition to the immediate termination of the Stock Option, the Grantee shall automatically forfeit all option shares for any exercised portion of a Stock Option for which the Company has not yet delivered the share certificates upon refund by the Company of the option price paid by the Grantee for such shares.

        (g) Satisfaction of Option Price. The Grantee shall pay the option price specified in the Grant Letter in (i) cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Stock Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the option price or (iii) through any combination of (i) and (ii). The Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding is made.

        (h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company or a parent or subsidiary exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any participant who is not an Employee of the Company or any parent or subsidiary (within the meaning of section 424(f) of the Code).

        6.     Option Grants to Non-Employee Directors

        A Non-Employee Director shall be entitled to receive Nonqualified Stock Options in accordance with this Section 6.

        (a) Initial Grant. Each Non-Employee Director who first becomes a member of the Board on or after the initial effective date of this Plan (as specified in Section 19) will receive a grant of a Nonqualified Stock Option to purchase 25,000 shares of Company Stock immediately upon the date he or she becomes a member of the Board, except as provided in Section 6(b) below.

        (b) Pre-IPO Initial Grants. An initial grant made pursuant to Section 6(a) to a Non-Employee Director who first becomes a member of the Board on or after the initial effective date of this Plan and before the consummation of the Company's initial public offering of Common Stock (a "Pre-IPO Initial Grant") shall be made as of the date the Non-Employee Director first becomes a member of the Board on or after the effective date of this Plan (which is the date of grant) and shall become effective as of the Effective Time as defined in the Contribution and Exchange Agreement dated as of May 30, 1996 by and among (1) Sharpoint Development Corporation, (2) Robert V. Toni, J. Blount Swain, Jeffrey
G. Clark, Joe B. Barefoot, Jeffery C. Basham, Jeffrey C. Leung and Anthony V. Seaber, (3) Caratec, L.L.C., (4) Cacoosing Partners, L.P., OMI Partners, L.P., Triangle Partners, L.P., F. W. Schmidt and Rolf D. Schmidt, and (5) the Company; and provided, further, that if such Effective Time has not occurred on or prior to September 30, 1996, any Pre-IPO Initial Grants shall be null, void and of no further effect without any additional action required pursuant to the terms of this Plan. The purchase price per share of Company Stock subject to a Stock Option granted by a Pre-IPO Initial Grant shall be $1 less than the offering price to the public in the Company's initial public offering.

        (c) Annual Grants. On each date on which the Company holds its annual meeting of stockholders, commencing with the 1997 calendar year, each Non-Employee Director in office immediately after the annual election of directors (other than directors first elected at such meeting) will receive a grant of a Nonqualified Stock Option to purchase 7,500 shares of Company Stock. The date of grant of such annual Grants shall be the date of such annual meeting of stockholders.

        (d)    Election to Receive Annual Retainer in the Form of Stock Options.

               (i) Before the beginning of each Plan Year (as defined below) that commences on or after June 4, 1997, each Non-Employee Director may elect to receive part or all of his or her Annual Retainer (as defined below) for the Plan Year in the form of Nonqualified Stock Options.

The election shall be made by filing a written election with the Secretary of the Company before the beginning of the Plan Year. The election shall be irrevocable as of the first day of the Plan Year. If a Non-Employee Director makes no election under this Section 6(d) for a Plan Year, the Non-Employee Director's Annual Retainer shall be paid in cash.

               (ii) The term "Annual Retainer" shall mean the annual retainer fee paid by the Company to a Non-Employee Director for his or her services as a director, and shall not include meeting fees. The term "Plan Year" shall mean the approximately 12-month period beginning on the day after each annual meeting of the Company's stockholders and ending on the date of the next following annual meeting of the Company's stockholders.

               (iii) Each Non-Employee Director at the beginning of a Plan Year who has elected to receive Stock Options for the Plan Year pursuant to Subsection (d)(i) above shall have his or her Annual Retainer for the Plan Year converted into a Nonqualified Stock Option to purchase shares of Company Stock pursuant to the formula described below. The Committee shall grant the Stock Option on the date of the annual shareholders meeting that immediately precedes the beginning of the Plan Year. Each Stock Option shall be evidenced by a Grant Letter in such form as the Committee shall approve. If a Non-Employee Director elects to have only a portion of his or her Annual Retainer for a Plan Year converted into a Stock Option, references to the "Annual Retainer" shall be deemed to refer to the portion of the Annual Retainer that is to be converted into a Stock Option. The Committee shall determine the number of shares of Company Stock for which the Non-Employee Director shall receive a Stock Option for the Plan Year based on the following formula:

        The Committee shall multiply the Annual Retainer by three and shall divide that product by the Fair Market Value of a share of Company Stock on the date of grant. The number of shares subject to the Stock Option shall be rounded down to the nearest whole share. Any portion of an Annual Retainer that is not converted into a Stock Option shall be paid in cash.

               (iv) If an individual becomes a Non-Employee Director during a Plan Year, the Non-Employee Director may elect to receive his or her Annual Retainer for the Plan Year in the form of Stock Options by filing a written election with the Secretary of the Company on or before the date on which the individual becomes a Non-Employee Director. The election shall be irrevocable as of the date on which the individual becomes a Non-Employee Director. If the Non-Employee Director elects to receive a Stock Option, the Non-Employee Director shall receive such Stock Option as of the first day on which he or she serves as a Non-Employee Director. The Committee shall grant the Non-Employee Director a Stock Option based on the Non-Employee Director's Annual Retainer multiplied by a fraction, the numerator of which is the number of days remaining in the Plan Year from and after the date the individual becomes a Non-Employee Director and the denominator of which is the number of days in the Plan Year. The number of shares subject to the Stock Option shall be computed according to the formula described in Subsection (d)(iii) above, based on the Fair Market Value of shares of Company Stock on the date of grant.

        (e) Exercisability. Stock Options granted under this Section 6 shall be exercisable with respect to 50% of the shares on the date of grant, and an additional 25% on each anniversary of the date of grant until such Stock Option is fully exercisable, if the Non-Employee Director remains a member of the Board through the applicable vesting date.

        (f) Purchase Price. The purchase price per share of Company Stock subject to a Stock Option granted under this Section 6 shall be equal to the Fair Market Value of a share of Company Stock on the date of grant, except as provided in Section 6(b) above.

        (g) Option Term. The term of each Stock Option granted pursuant to this
Section 6 shall be ten years.

        (h) Applicability of Plan Provisions. Except as otherwise provided in this Section 6, the Nonqualified Stock Options granted to Non-Employee Directors shall be subject to the provisions of this Plan applicable to Nonqualified Stock Options granted to other persons, provided however that (i) with respect to the termination of Stock Options pursuant to the provisions of Section 5(f), the Committee shall not have discretion to modify the terms of such provisions in the Grant Letter and (ii) in the event of a Change of Control (as defined in Section 10), the provisions of Section 11 shall apply to Stock Options granted pursuant to this Section 6, except that the Committee shall not have discretion to modify the automatic acceleration provisions.

        7.     Restricted Stock Grants

        The Committee may issue or transfer shares of Company Stock to an Employee or Consultant under a Grant of restricted stock (a "Restricted Stock Grant"), upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock Grants:

        (a) General Requirements. Shares of Company Stock issued pursuant to Restricted Stock Grants may be issued for consideration or for no consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which restrictions on the transfer of shares of Company Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of years during which the Restricted Stock Grant will remain subject to restrictions will be designated in the Grant Letter as the "Restriction Period."

        (b) Number of Shares. The Committee shall grant to each Grantee a number of shares of Company Stock pursuant to a Restricted Stock Grant in such manner as the Committee determines.

        (c) Requirement of Employment. If the Grantee ceases to be employed by the Company (as an Employee or Consultant) during a period designated in the Grant Letter as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems equitable.

        (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of

Company Stock to which such Restriction Period applies except to a Successor Grantee (as defined below) under Section 9. Each certificate for a share issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.

        (e) Right to Vote and to Receive Dividends. During the Restriction Period, unless the Committee determines otherwise, the Grantee shall have the right to vote shares subject to the Restricted Stock Grant and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

        (f) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that all the restrictions shall lapse without regard to any Restriction Period. All restrictions under all outstanding Restricted Stock Grants shall automatically and immediately lapse upon a Change of Control, unless, in cases not covered by
Section 10(f), the Committee in its sole discretion determines that the restrictions shall not lapse upon a Change of Control. The Committee may make such determination prior to the Change of Control or, if the Committee making such determination following a Change of Control is comprised of the same members as served on the Committee immediately prior to such Change of Control, within five days following such Change of Control.

        8.     Stock Appreciation Rights

        (a) General Requirements. The Committee may grant stock appreciation rights ("SARs") to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such rights may be granted only at the time of the Grant of such Stock Option. Unless the Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option or (ii) the Fair Market Value of a share of Company Stock as of the date of Grant of such SAR.

        (b) Number of SARs. The number of SARs granted to a Grantee which shall be exercisable during any given period of time shall not exceed the number of shares of Company Stock which the Grantee may purchase upon the exercise of the related Stock Option during such period of time. Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by such Stock Option shall terminate. Upon the exercise of the SAR's, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.

        (c) Value of SARs. Upon a Grantee's exercise of some or all of the Grantee's SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base price of the SAR as described in subsection (a).

        (d) Form of Payment. At the time of such exercise, the Grantee shall have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of shares of Company Stock, which for purposes of calculating the number of shares of Company stock to be received, shall be valued at their Fair Market Value on the date of exercise of such SARs. The Committee shall have the right to disapprove a Grantee's election to receive cash in full or partial settlement of the SARs exercised and to require that shares of Company Stock be delivered in lieu of cash. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

        (e) Certain Restrictions. An SAR is exercisable only during the period when the Stock Option to which it is related is also exercisable.




        9.     Transferability of Grants

        Only the Grantee or his or her authorized representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee in its sole discretion pursuant to a qualified domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

        Notwithstanding the foregoing, the Committee may provide, in a Grant Letter, that a Grantee may transfer Nonqualified Stock Options to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a "Family Transfer"), provided that the Grantee receives no consideration for a Family Transfer and the Grant Letters relating to Nonqualified Stock Options transferred in a Family Transfer continue to be subject to the same terms and conditions that were applicable to such Nonqualified Stock Options immediately prior to the Family Transfer.

        10.    Change of Control of the Company

        As used herein, a "Change of Control" shall be deemed to have occurred if:

               (a) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d) of the Exchange Act), but excluding Rolf D. Schmidt and

F. William Schmidt or any entity controlled by either or both of them, becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50.1% of the common stock of the Company or the combined voting power of the Company's then outstanding securities;

               (b) A liquidation or dissolution of the Company, or a sale (excluding transfers to subsidiaries) of all or substantially all of the Company's assets occurs; or

               (c) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of at least two-thirds of the directors who were not directors at the beginning of such period was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or who, in connection with their election or nomination, received the foregoing two-thirds approval.

        11.    Consequences of a Change of Control

        (a)    Notice.  Unless the Committee determines otherwise:

               (i) If a Change of Control described in Section 10(a) or (b) will occur, then, not later than 10 days after the approval by the stockholders of the Company (or approval by the Board, if stockholder action is not required) of such Change of Control, the Company shall give each Optionee with any outstanding Stock Options written notice of such proposed Change of Control.

               (ii) If a Change of Control described in Section 10(a) may occur without approval by the stockholders (or approval by the Board) and does so occur, or if a Change of Control described in Section 10(c) occurs, then, not later than 10 days after such Change of Control, the Company shall give each Optionee with any outstanding Stock Options written notice of the Change of Control.

        (b) Election Period. In connection with the Change of Control and effective only upon such Change of Control, unless the Committee determines otherwise, each Grantee shall thereupon have the right, within 20 days after such written notice is sent by the Company (the "Election Period"), to make an election as described in Subsection (c) with respect to all of his or her outstanding Stock Options (whether the right to exercise such Stock Options has then accrued or the right to exercise such Stock Options will occur or has occurred upon the Change of Control).

        (c) Election Right. The Committee shall determine, in its sole discretion, whether Grantees will have either or both of the rights described below. During the Election Period, unless the Committee determines otherwise, each Grantee shall have the right to elect:

               (i) To exercise in full any installments of such Stock Options not previously exercised, or

               (ii) To surrender all or part of such outstanding Stock Options, in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the excess over the purchase price of the then Fair Market Value of the shares of Company Stock subject to the Grantee's outstanding Stock Options.

        (d) Termination of Stock Options. If a Grantee does not make a timely election in accordance with Subsection (c) in connection with a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the Grantee's Stock Options shall terminate as of the Change of Control. Notwithstanding the foregoing, a Stock Option will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation and, with respect to an Incentive Stock Option, the assumption of the Option occurs under circumstances which are not deemed a modification of the Option within the meaning of sections 424(a) and 424(h)(3)(A) of the Code.

        (e) Accounting and Tax Limitations. Notwithstanding the foregoing:

               (i) If the right described in Subsection (c)(ii) would make the applicable Change of Control ineligible for pooling of interests accounting treatment or make such Change of Control ineligible for desired tax treatment with respect to such Change of Control and, but for those provisions, the Change of Control would otherwise qualify for such treatment, the Grantee shall receive shares of Company Stock with a Fair Market Value equal to the cash that would otherwise be payable pursuant to Subsection (c)(ii) in substitution for such cash, and

               (ii) If the termination of the Stock Options described in Subsection (d) would make the applicable Change of Control ineligible for pooling of interests accounting treatment and, but for such provision, the Change of Control would otherwise qualify for such treatment, each affected Grantee shall receive a replacement or substitute stock option issued by the surviving or acquiring corporation.

        (f) Other Limitations. Notwithstanding any other provision of this
Section 11, if a Change of Control described in Section 10(a) will occur, or if a Change of Control described in Section 10(b) will occur and the Company will not be the surviving corporation, then (i) all outstanding Stock Options shall be exercisable, (ii) the restrictions on all outstanding Restricted Stock shall lapse, (iii) the Committee notice required by Subsection (a) shall be mandatory and (iv) the Grantee shall have the right to make the election called for in Subsection (c), subject to the provisions of Subsections (d) and (e) and further subject to the Committee's right to permit only the election under Subsection
(c)(i).

        12.    Amendment and Termination of the Plan

        (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the stockholders of the Company and provided, further, that the

Board shall not amend the Plan without stockholder approval if such approval is required by section 162(m) of the Code.

        (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the stockholders.

        (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 20(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 20(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

        (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

        13.    Funding of the Plan

        This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

        14.    Rights of Participants

        Nothing in this Plan shall entitle any Employee, Consultant or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

        15.    No Fractional Shares

        No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        16.    Withholding of Taxes

        (a) Required Withholding. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid by the Company the amount of any withholding due with respect to such Grants.

        (b) Election to Withhold Shares. A Grantee may make an election to satisfy the Company income tax withholding obligation with respect to a Stock Option, SAR or Restricted Stock by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including
FICA), state and local tax liabilities. Such election must be in the form and manner prescribed by the Committee and is subject to the prior approval of the Committee.

        17.    Requirements for Issuance of Shares

        No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

        18.    Headings

        Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

        19. Effective Date of the Plan.

        This Plan shall be effective on May 28, 1996.

        20.    Miscellaneous

        (a) Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

        (b) Compliance with Law. The Plan, the exercise of Stock Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

        (c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a stockholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

        (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.